Exhibit 99.1

PRESS RELEASE

HORIZON LINES RENEWS AGREEMENTS WITH MAERSK

CHARLOTTE, N.C., Dec. 4, 2006 – Horizon Lines, Inc. (NYSE: HRZ) reported today that it has renewed and extended through 2010, all of its principal commercial and operating arrangements with the AP Moller Maersk Group (“Maersk”).

Horizon Lines and Maersk are parties to a number of agreements that include cargo space charters, terminal services, equipment sharing, and sales agency services. The agreements, previously scheduled to expire at the end of 2007, have been extended through 2010 and include extension options at the mutual agreement of both parties.

“We are very pleased to extend our commercial and operating agreements with Maersk for an additional three years,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “Horizon Lines and Maersk have been partners since our company began operations on December 10, 1999. These various agreements provide operational and financial benefits to Horizon Lines and Maersk, and truly represent a “win-win” for both companies.”

“This is a new milestone in an important and mutually beneficial partnership,” said Russ Bruner, President and Chief Executive Officer of Maersk Inc. “This agreement will continue a long lasting and well established relationship that has been a key element of the excellent container shipping services provided by both companies over the last seven years.”

About Horizon Lines

Horizon Lines, Inc is the nation’s leading Jones Act container shipping and integrated logistics company. It accounts for approximately 36% of total U.S. marine container shipments from the continental U.S. to the three non-contiguous Jones Act markets, Alaska, Hawaii and Puerto Rico, and to Guam. Horizon Lines is publicly traded on the New York Stock Exchange under ticker symbol HRZ.

Forward-Looking Statements. The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “will,” “would,” “could” and similar expressions or phrases identify forward-looking statements.

All forward-looking statements involve risk and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

Factors that may cause actual results to differ from expected results include: our substantial debt; restrictive covenants under our debt agreements; decreases in shipping volumes; raising fuel prices; labor interruptions or strikes; job related claims, liability under multi-employer pension plans; compliance with safety and environmental protection and other governmental requirements; new statutory and regulatory directives in the United States addressing homeland security concerns; the successful start-up of any Jones-Act competitor; delayed delivery or non-delivery of one or more of our new vessels; increased inspection procedures and tight import and export controls; restrictions on foreign ownership of our vessels; repeal or substantial amendment of the Jones Act; escalation of insurance costs, catastrophic losses and other liabilities; the arrest of our vessels by maritime claimants; severe weather and natural disasters; our inability to exercise our purchase options for our chartered vessels; the aging of our vessels; unexpected substantial drydocking costs for our vessels; the loss of our key management personnel; actions by our stockholders; changes in tax laws or in their interpretation or application, adverse tax audits and other tax matters; and legal or other proceedings to which we are or may become subject.

In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K for the fiscal year ended December 25, 2005 as filed with the SEC or in our prospectus filed with the SEC pursuant to Rule 424(b)(3) on November 17, 2006 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

CONTACT: Michael Avara of Horizon Lines, Inc., +1-704-973-7000, or mavara@horizonlines.com